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                  [TESTA, HURWITZ & THIBEAULT, LLP LETTERHEAD]



                                October 23, 1996

SIPEX Corporation
22 Linnell Circle
Billerica, Massachusetts 01821

        Re:     Registration Statement on Form S-1
                Relating to 3,450,000 Shares of Common Stock

Dear Sir or Madam:

        This opinion relates to an aggregate of 3,450,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of SIPEX Corporation (the "Company"), which are the subject matter of a Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on October 23, 1996 (the "Registration Statement").

        The 3,450,000 shares of Common Stock covered by the Registration Statement consist of 1,000,000 shares being sold by the Company, 2,000,000 shares being sold by certain selling shareholders of the Company (the "Selling Shareholders") and an additional 450,000 shares subject to an over-allotment option granted by the Company to the underwriters to be named in the prospectus (the "Prospectus") included in the Registration Statement.

        Based upon such investigation as we have deemed necessary, we are of the opinion that the shares of Common Stock being sold by the Selling Shareholders have been legally issued and are fully paid and nonassessable and that when the 1,450,000 shares of Common Stock to be sold by the Company pursuant to the Prospectus have been issued and paid for in accordance with the terms described in the Prospectus, such shares of Common Stock will have been validly issued and will be fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."

                                        Very truly yours,


                                        /s/ Testa, Hurwitz & Thibeault, LLP
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                                        TESTA, HURWITZ & THIBEAULT, LLP